Solar Capital Ltd. Announces Quarter Ended September 30, 2015 Financial Results; Declares Quarterly Distribution of $0.40 per Share for Q4, 2015

NEW YORK, NY -- (Marketwired - November 03, 2015) - Solar Capital Ltd. (the "Company") (NASDAQ: SLRC), today reported net investment income of $17.0 million, or $0.40 per share, for the quarter ended September 30, 2015. At September 30, 2015, net asset value (NAV) was $21.52 per share. The fair value of the Company's investment portfolio was $1.21 billion.

The Company's Board of Directors declared a fourth quarter distribution of $0.40 per share payable on January 6, 2016 to stockholders of record on December 17, 2015. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:
At September 30, 2015:
Investment portfolio fair value: $1.21 billion
Number of portfolio companies: 54
Net assets: $913.9 million
Net asset value per share: $21.52

Portfolio Activity for the Quarter Ended September 30, 2015:
Investments made during the quarter: $82.5 million
Investments prepaid and sold during the quarter: $32.6 million

Operating Results for the Quarter Ended September 30, 2015:
Net investment income: $17.0 million
Net realized and unrealized loss: $16.9 million
Net increase in net assets from operations: $0.1 million
Net investment income per share: $0.40

"Year-to-date we have achieved almost 20% net portfolio growth. We expect additional portfolio growth in Q4 driven by investments in our target asset niches and continued light repayments," said Michael Gross, Chairman and CEO of Solar Capital Ltd. "As a result of our investment discipline and cautious approach to the frothy credit markets of the past few years, we have ample dry powder to fund attractive investment opportunities in life sciences lending, Crystal Financial and unitranche loans."

Conference Call and Webcast

The company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, November 4, 2015. All interested parties may participate in the conference call by dialing (877) 726-5936 approximately 5-10 minutes prior to the call, international callers should dial (530) 379-4671. Participants should reference Solar Capital Ltd. and the participant passcode of 45077069 when prompted. A telephone replay will be available until November 18, 2015 and can be accessed by dialing (855) 859-2056 and using the passcode 45077069. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital's website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Portfolio and Investment Activity

During the three months ended September 30, 2015, we invested approximately $83 million across six portfolio companies. Investments sold or prepaid during the quarter ended September 30, 2015 totaled approximately $33 million.

At September 30, 2015, our portfolio consisted of 54 portfolio companies, with senior secured assets representing 90.9% of the total fair value, consisting of 66.1% in senior secured loans and 24.8% in Crystal Financial, whose portfolio is 100% senior secured loans. The remaining 9.1% of the portfolio's fair value was comprised of 5.8% in subordinated debt, 1.5% in preferred equity, and 1.8% in common equity and warrants excluding Crystal Financial.

Crystal Financial's $530.7 million funded portfolio consists of senior secured loans from 28 issuers with an average exposure of $19.0 million. All of the commitments from Crystal Financial are floating-rate, senior-secured loans. During the quarter ended September 30, 2015, Crystal Financial funded new loans totaling $86.5 million and had $11.1 million of funded loans repaid. For the quarter ended September 30, 2015, Crystal distributed $7.9 million to Solar Capital, resulting in an annualized distribution yield, at cost, of approximately 11.5%, consistent with the prior quarter.

At September 30, 2015, 99.9% of our investment portfolio was performing measured at fair value. The fair value weighted average yield on our portfolio of income-producing investments was 10.1% at September 30, 2015.

At September 30, 2015, 89.7% of our income-producing investment portfolio* is floating rate and 10.3% of our income producing-portfolio is fixed rate, measured at fair value.

From inception in 2006 through September 30, 2015, Solar Capital Ltd. (and its predecessor companies) has invested approximately $4.2 billion in 137 portfolio companies. Over the same period, the Company completed transactions with more than 100 different financial sponsors.

* We have included Crystal Financial as 100% floating rate.

Results of Operations for the Three Months Ended September 30, 2015 compared to the Three Months Ended September 30, 2014.

Investment Income

For the three months ended September 30, 2015 and for the three months ended September 30, 2014, gross investment income totaled $30.4 million and $28.4 million, respectively. The increase in gross investment income year over year was primarily due to net portfolio growth.

Net Expenses

Net expenses totaled $13.5 million and $12.0 million, respectively, for the three months ended September 30, 2015 and 2014. The investment advisor elected to waive a portion of its incentive fee during the quarter ended September 30, 2015.

Net Investment Income

The Company's net investment income totaled $17.0 million and $16.4 million, or $0.40 and $0.39, respectively, per average share, for the three months ended September 30, 2015 and 2014.

Net Realized and Unrealized Loss

Net realized and unrealized loss for the three months ended September 30, 2015 and 2014 totaled approximately $16.9 million and $3.6 million, respectively. The net realized and unrealized loss for the quarter ended September 30, 2015 is primarily due to depreciation in the fair market value of our investments resulting from market conditions at quarter end.

Net Increase in Net Assets Resulting From Operations

For the three months ended September 30, 2015 and 2014, the Company had a net increase in net assets resulting from operations of $0.1 million and $12.8 million, respectively. For the same periods, earnings per average share were $0.00 and $0.30, respectively.

Liquidity and Capital Resources

At September 30, 2015, the Company had a total of $416.6 million of unused borrowing capacity under its credit facility, subject to borrowing base limitations.

On October 7, 2015, the Company's Board of Directors authorized a share repurchase program for the purpose of repurchasing up to $30 million worth of its common stock.

Financial Statements and Tables

                             SOLAR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
                    (in thousands, except share amounts)

                                                September 30,
                                                     2015      December 31,
                                                 (unaudited)       2014
                                                ------------- -------------
Assets
Investments at fair value:
    Companies less than 5% owned (cost:
     $866,422 and $659,552, respectively)       $     851,537 $     652,288
    Companies 5% to 25% owned (cost: $8,511 and
     $8,511, respectively)                              1,533         4,646
    Companies more than 25% owned (cost:
     $330,964 and $339,380, respectively)             353,618       363,804
                                                ------------- -------------

      Total investments (cost: $1,205,897 and
       $1,007,443, respectively)                    1,206,688     1,020,738
Cash                                                    3,558       145,075
Cash equivalents (cost: $422,223 and $490,000,
 respectively)                                        422,149       490,000
Foreign currency (cost: $0 and $275,
 respectively)                                              -           265
Receivable for investments sold                        12,535        13,138
Interest receivable                                     9,496         4,549
Dividends receivable                                    8,242         8,258
Deferred financing costs                                3,234         3,263
Prepaid expenses and other assets                       1,092         1,048
                                                ------------- -------------

    Total assets                                $   1,666,994 $   1,686,334
                                                ------------- -------------

Liabilities
Revolving credit facilities                     $      73,400 $           -
Unsecured senior notes                                100,000       100,000
Senior secured notes                                   75,000        75,000
Term loan                                              50,000        50,000
Distributions payable                                  16,986        16,986
Payable for investments and cash equivalents
 purchased                                            424,479       492,475
Management fee payable                                  6,254         6,109
Performance-based incentive fee payable                 1,271         4,198
Administrative services expense payable                 1,767         2,427
Interest payable                                        2,690         1,504
Other liabilities and accrued expenses                  1,277         1,067
                                                ------------- -------------

    Total liabilities                           $     753,124 $     749,766
                                                ------------- -------------

Net Assets
Common stock, par value $0.01 per share,
 200,000,000 and 200,000,000 common shares
 authorized, respectively, and 42,465,162 and
 42,465,162 shares issued and outstanding,
 respectively                                   $         425 $         425
Paid-in capital in excess of par                      991,963       991,963
Distributions in excess of net investment
 income                                               (12,188)       (8,599)
Accumulated net realized loss                         (67,047)      (60,506)
Net unrealized appreciation                               717        13,285
                                                ------------- -------------

    Total net assets                            $     913,870 $     936,568
                                                ============= =============

Net Asset Value Per Share                       $       21.52 $       22.05
                                                ============= =============

                             SOLAR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                    (in thousands, except share amounts)

                                                     Three months ended
                                                ---------------------------
                                                September 30, September 30,
                                                     2015          2014
                                                ------------- -------------
INVESTMENT INCOME:
Interest:
    Companies less than 5% owned                $      21,066 $      18,847
    Companies 5% to 25% owned                               -           253
    Companies more than 25% owned                         639           814
Dividends:
    Companies less than 5% owned                            8             -
    Companies more than 25% owned                       8,393         8,391
Other income:
    Companies less than 5% owned                          334            50
    Companies more than 25% owned                           5             3
                                                ------------- -------------

      Total investment income                          30,445        28,358
                                                ------------- -------------

EXPENSES:
Management fees                                 $       6,254 $       6,159
Performance-based incentive fees                        1,971             -
Interest and other credit facility expenses             3,875         3,630
Administrative services expense                         1,245         1,268
Other general and administrative expenses                 811           941
                                                ------------- -------------

      Total expenses                                   14,156        11,998
Performance-based incentive fees waived                  (700)            -
                                                ------------- -------------

      Net expenses                                     13,456        11,998
                                                ------------- -------------

      Net investment income                     $      16,989 $      16,360
                                                ------------- -------------

REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS, CASH EQUIVALENTS, FOREIGN
 CURRENCIES AND DERIVATIVES:
Net realized gain (loss) on investments and
 cash equivalents:
    Companies less than 5% owned                $         151 $           -
    Companies 5% to 25% owned                             337             -
    Companies more than 25% owned                        (373)           51
                                                ------------- -------------

      Net realized gain (loss) on investments
       and cash equivalents                               115            51
Net realized loss on foreign currencies and
 derivatives:                                             (42)       (3,016)
                                                ------------- -------------

      Net realized gain (loss)                             73        (2,965)
                                                ------------- -------------

Net change in unrealized gain (loss) on
 investments and cash equivalents                     (17,008)         (609)
Net change in unrealized gain (loss) on foreign
 currencies and derivatives                                32           (18)
                                                ------------- -------------

      Net change in unrealized gain (loss)            (16,976)         (627)
                                                ------------- -------------

        Net realized and unrealized gain (loss)
         on investments, cash equivalents,
         foreign currencies and derivatives           (16,903)       (3,592)
                                                ------------- -------------

NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS                                     $          86 $      12,768
                                                ============= =============

EARNINGS PER SHARE                              $        0.00 $        0.30
                                                ============= =============

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, unitranche loans, mezzanine loans, and equity securities.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Solar Capital Ltd.
Investor Relations
(646) 308-8770